 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
 Date of Report (Date of earliest event reported): April 30, 2025

WHEELS UP EXPERIENCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2135 American Way
Chamblee, Georgia	30341
(Address of principal executive offices)	(Zip Code)
(212) 257-5252
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	UP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
As previously disclosed by Wheels Up Experience Inc. (the “Company” or “Wheels Up”) in filings with the U.S. Securities and Exchange Commission (“SEC”), Wheels Up is party to a Credit Agreement, dated as of September 20, 2023 (as amended by Amendment No. 1 thereto, dated as of November 15, 2023, and as further amended by Amendment No. 2 thereto, dated as of November 13, 2024, the “Existing Credit Agreement”), by and among Wheels Up, as borrower, certain subsidiaries of Wheels Up as guarantors (collectively with Wheels Up, the “Loan Parties”), the lenders from time to time party thereto, and U.S. Bank Trust Company, N.A., as administrative agent for the lenders and as collateral agent for the secured parties (the “Agent”), which provides for a term loan facility in the aggregate original principal amount of $390.0 million that was fully funded as of November 15, 2023, and commitments for a revolving loan facility by Delta Air Lines, Inc. (“Delta”) in the aggregate original principal amount of $100.0 million (the “Revolving Credit Facility”), under which no borrowings were outstanding as of March 31, 2025 and the date of this Current Report on Form 8-K (this “Current Report”).
On April 30, 2025 (the “Amendment Date”), Wheels Up entered into Amendment No. 3 to Credit Agreement (the “Credit Agreement Amendment” and, together with the Existing Credit Agreement, the “Credit Agreement”), by and among Wheels Up, as borrower, the other Loan Parties party thereto, as guarantors, Delta and the Agent, pursuant to which, among other things, Delta extended the period during which the Revolving Credit Facility will continue to be available to be drawn by one year, to September 20, 2026. The Credit Agreement Amendment did not amend the amount of Delta's $100.0 million commitment under the Revolving Credit Facility or any of the events of default or covenants, collateral provisions, terms related to existing borrowings and repayments, maturity dates or amounts borrowed or existing commitment amounts in respect of the Term Loan or Revolving Credit Facility.
On the Amendment Date, Delta: (i) beneficially owned approximately 37.7% of the outstanding shares of the Company’s Class A common stock, $0.0001 par value per share (“Common Stock”), of which any shares in excess of 29.9% of shares of Common Stock entitled to vote at any annual meeting of the Company's stockholders that are held by Delta will be neutral shares with respect to voting rights; (ii) was a lender under the Credit Agreement; and (iii) was a party to certain other agreements concerning the governance of the Company and commercial arrangements, in each case as disclosed under the heading “Related Person Transactions with Holders of More than 5% of Our Voting Stock” in the Company’s definitive proxy statement on Schedule 14A, which was filed with the SEC on April 24, 2025. The Credit Agreement Amendment and other transactions involving Delta were unanimously approved by the disinterested, independent members of the Company’s Board of Directors.
The preceding description of the Credit Agreement Amendment is a summary of its material terms, does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.
Item 2.02    Results of Operations and Financial Condition.
On May 1, 2025, Wheels Up issued a press release and an investor letter announcing its financial results for the three months ended March 31, 2025. The full text of the press release and investor letter are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report and are incorporated by reference herein.
The information in Item 2.02 of this Current Report and Exhibits 99.1 and 99.2 is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.
 (d)    Exhibits.

Exhibit Number	Description
10.1*
Amendment No. 3 to Credit Agreement, dated as of April 30, 2025, by and among Wheels Up Experience Inc., as Borrower, the subsidiaries of Wheels Up Experience Inc. party thereto, as guarantors, Delta Air Lines, Inc. and U.S. Bank Trust Company, N.A., not in its individual capacity but solely as administrative agent for the lenders

99.1**	Press Release, dated May 1, 2025 (Earnings Release)
99.2**	Investor Letter, dated May 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
__________
*    Filed herewith.
**    Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: May 1, 2025	By:	/s/ George Mattson
		Name:	George Mattson
		Title:	Chief Executive Officer